SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
          ----------------------------------------------------------------

                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934


          Filed by the Registrant  [ X ]
          Filed by a Party other than the Registrant  [   ]

          Check the appropriate box:

          [   ]     Preliminary Proxy Statement
          [   ]     Confidential, for use of the Commission Only (as
                    permitted by Rule 14a-6(e)(2))
          [ X ]     Definitive Proxy Statement
          [   ]     Definitive Additional Materials
          [   ]     Soliciting Materials Pursuant to Section 240.14a-11(c)
                    or Section 240.14a-12

                                    FIRECOM, INC.
           ----------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

          ----------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than the
                                     Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [ X ]     No fee required.

          [   ]     Fee computed on table below per Exchange Act Rules 14a-
                    6(i)(4) and 0-11.

                    1) Title of each class of securities to which transaction applies:

                         -----------------------------------------------

                    2)   Aggregate number of securities to which
                         transaction applies:

                         -----------------------------------------------

                    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

                         ------------------------------------------------

                    4)   Proposed maximum aggregate value of transaction:

                         -------------------------------------------------

                    5)   Total fee paid:

                         -------------------------------------------------

          [   ]     Fee paid previously with preliminary materials.

          [   ]     Check box if any part of the fee is offset as provided
                    by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    1)   Amount Previously Paid:

                         ---------------------------------------------

                    2)   Form, Schedule or Registration Statement No:

                         ---------------------------------------------

                    3)   Filing Party:

                         ---------------------------------------------

                    4)   Date Filed:

                         ---------------------------------------------

                                  FIRECOM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Firecom, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of FIRECOM, INC., a New York corporation (the "Company"), will be held on Wednesday, October 20, 1999 at 3:00 P.M., at Thelen Reid & Priest LLP, 40 West 57th Street, Cafeteria, 28th floor, New York, New York 10019 for the following purposes:

     1. To elect three of the Company's six directors to serve until the 2001 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. To transact such other business as may properly come before the Meeting or at any adjournment thereof.

     Only holders of record of the Company's Common Stock and Class A Common Stock, $.01 par value, at the close of business on September 21, 1999, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy card to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.


September 23, 1999


                                              Paul Mendez, Chairman of the Board




                                    IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                  FIRECOM, INC.


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 20, 1999


                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FIRECOM, INC., a New York corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at Thelen Reid & Priest LLP, 40 West 57th Street, Cafeteria, 28th floor, New York, New York 10019 on October 20, 1999, at 3:00 P.M., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 39-27 59th Street, Woodside, New York 11377. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is September 23, 1999.

                       VOTING SECURITIES AND VOTE REQUIRED

     Only shareholders of record as of the close of business on September 21, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were outstanding (a) 7,298,524 shares of the Company's common stock, $.01 par value (the "Common Stock"), and (b) 6,043,657 shares of the Company's Class A common stock, $.01 par value. Each holder of Common Stock is entitled to one vote for each share held by such holder. Each holder of the Company's Class A common stock is entitled to thirty votes for each share held by such holder.

     Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Proxies that are marked "abstain" will be treated as present for purposes of determining a quorum for the Meeting. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners have withheld discretion as to one or more matters on the agenda for the Meeting will not be treated as present for purposes of determining a quorum for the Meeting, unless such proxies vote on at least one matter on the agenda.

     The election of directors requires the affirmative vote of a plurality of the vote present and voting at the Meeting or at any adjournment thereof. Abstentions and broker non-votes will not be treated as shares that are voted with respect to a specific proposal.

                                VOTING OF PROXIES

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR the election of the three directors. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. Mr. Paul Mendez, Chairman of the Board, President and Chief Executive Officer of the Company, controls more than a majority of the vote with respect to the matters scheduled to come before the Meeting (see "Security

Ownership" and "Related Transactions"). Mr. Mendez has advised the Company that he intends to vote all shares controlled by him for the proposals stated herein, thereby assuring the election of the three directors.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of June 30, 1999 (except for employee stock option information which is as of April 30, 1999) regarding (i) the ownership of each class of common stock of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of each class of the Company's common stock, (ii) the ownership interests of each present director, (iii) the ownership interests of the Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 30, 1999 and (iv) the ownership interests of all directors and executive officers of the Company as a group.


Title of             Name and Address of                Position                    Amount and Nature of     % of
Class                  Beneficial Owner               with Company                  Beneficial Ownership     Class
--------------------------------------------------------------------------------------------------------------------
Common Stock          Paul Mendez           Chairman of the Board                      2,478,984(1)          43.4%
$.01 par value        39-27 59th Street     Chief Executive Officer and
                      Woodside, NY          Director

                      Ildar Idris           None                                         353,334(1)           6.2%
                      15 Horvath Strasse
                      Grfeling 8032,
                      West Germany

                      Carol Mendez          None                                          1,164,250          20.4%
                      39-27 59th Street
                      Woodside, NY

                      Howard L. Kogen       Chief Operating Officer/Executive            392,900(2)           6.9%
                                            Vice President

                      Antoine J. Sayour     Senior Vice President                        295,100(3)           5.2%

                      Jeffrey Cohen         Vice President-Finance                        12,000(4)           *

                      Orhan I. Sadik-Khan   Director                                           1(1)           *

                      Hilary B. Miller      Director                                      12,000(5)           *

                      Ronald A. Levin       Director                                            -0-          --

                      Peter Barotz          Director                                         -0-(1)          --

                      Harry B. Levine       Director                                          5,000           *

                      All executive officers                                        3,195,085(1)(2)          56%
                      and directors as a                                                  (3)(4)(5)
                      group (7 persons)




Title of             Name and Address of                Position                    Amount and Nature of     % of
Class                  Beneficial Owner               with Company                  Beneficial Ownership     Class
--------------------------------------------------------------------------------------------------------------------
Class A               Paul Mendez           Chairman of the Board                      2,478,983(1)          49.3%
Common Stock          39-27 59th Street     Chief Executive Officer and
$.01 par value        Woodside, NY          Director

                      Ildar Idris           None                                         353,334(1)           7.0%
                      15 Horvath Strasse
                      Grfeling 8032,
                      West Germany

                      Carol Mendez          None                                          1,164,250          23.2%
                      39-27 59th Street
                      Woodside, NY

                      Howard L. Kogen       Chief Operating Officer/Executive             19,300(2)             *
                                            Vice President

                      Antoine J. Sayour     Senior Vice President                         20,300(3)             *

                      Jeffrey Cohen         Vice President-Finance                           -0-(4)            --

                      Orhan I. Sadik-Khan   Director                                         -0-(1)            --

                      Hilary B. Miller      Director                                      12,000(5)             *

                      Ronald A. Levin       Director                                            -0-            --

                      Peter Barotz          Director                                         -0-(1)            --

                      Harry B. Levine       Director                                          5,000             *

                      All executive officers                                        2,534,683(1)(2)          50%
                      and directors as a                                                  (3)(4)(5)
                      group (5 persons)

*Owns less than 1%.

(1) Pursuant to a voting agreement with certain shareholders of the Company, Paul Mendez, Carol Mendez and the other parties thereto agreed that all shares of Common Stock held by Naomi Pollack, Nathan Barotz, Celia Barotz and Lam Investment Co. (the "Barotz Group"), Orhan Sadik-Khan, Dr. Ildar Idris, Karim Sadik-Khan, Janette Sadik-Khan, Sadik-Kahn Family Trust (the"Sadik-Khan Group"), Carol Mendez and Mr. Mendez shall be voted so that the Board of Directors of the Company shall consist of six persons elected by the holders of the Common Stock as follows: Mr. Sadik-Khan (or his designee), Mr. Barotz (or his designee), Mr. Mendez and three persons designated by Mr. Mendez.

(2) Includes 19,300 shares of Common Stock beneficially owned by Mr. Kogen with his wife as joint tenants and 373,600 shares of Common Stock underlying presently exercisable options.

(3) These shares include 20,300 shares of Common Stock beneficially owned by Mr. Sayour with his wife as joint tenants and 274,800 of Common Stock underlying presently exercisable options.

(4) Includes 12,000 shares of Common Stock underlying presently exercisable options for Mr. Cohen.

(5) These shares include 2,000 shares of Common Stock and 2,000 shares of Class A Common Stock which are owned by Mr. Miller's wife, as to which he disclaims beneficial ownership.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS
                              ---------------------

     A total of three directors (Class A Directors) are to be elected at the Meeting to serve until the 2001 Annual Meeting of Shareholders. Three other directors (Class B Directors) namely, Orhan I. Sadik-Khan, Ronald A. Levin and Harry B. Levine, will be up for re-election at the 2000 Annual Meeting of Shareholders.

     There were five (5) meetings of the Board of Directors of the Company held during the fiscal year ended April 30, 1999. All directors attended 75% or more of the meetings of the Board.

     Directors shall be elected by a plurality of the votes cast at the Meeting. The names of the nominees and certain information with regard to each nominee follows:

                   CLASS A DIRECTORS (TO SERVE UNTIL THE 2001
                         ANNUAL MEETING OF SHAREHOLDERS)

                                                                    HAS SERVED AS            POSITION (S) WITH THE
NAME                                        AGE                    DIRECTOR SINCE                   COMPANY
----                                        ---                    --------------            ---------------------

Paul Mendez                                 56                          1991                       Director

Peter Barotz                                70                          1993                       Director

Richard G. Scurry, Jr.                      61                           N/A                       Director


     Paul Mendez was elected a director, Chairman of the Board and President of the Company on July 19, 1991. He is also employed as Vice President of Multiplex Electrical Services, Inc., a company which is engaged in the business of manufacturing, installing and servicing fire alarm systems in New York City.

     Peter Barotz was elected a director of the Company in April 1993. For more than the last five years, he has been engaged primarily as a private investor. Mr. Barotz has also served as President of Panda Capital Corp., a New Rochelle, New York-based business engaged in the export business.

     Richard  Scurry  was  employed  as a  registered  broker  with  Sanford  C.
Bernstein & Co., Inc., working in the Investment Management and Research Department, from July 1996 to July 1999. Prior to such employment, Mr. Scurry was self-employed as an independent investor, engaged in funding a new company. Mr. Scurry previously served as a director of the Company from July 1991 to July 1996.

Other Directors and Executive Officers

     Set forth below is certain information regarding the other directors and executive officers of the Company:

NAME                          AGE            POSITION(S) WITH THE COMPANY
----                          ---            ----------------------------

Howard L. Kogen               59             Chief Operating Officer/Executive
                                             Vice President

Antoine P. Sayour             49             Senior Vice President

Jeffrey Cohen                 42             Vice President--Finance

Orhan I. Sadik-Khan           69             Director

Ronald A. Levin               56             Director

Hilary B. Miller              48             Director

Harry B. Levine               63             Director


     Howard L. Kogen joined the Company as Vice President--Sales and Marketing in March 1984. He was appointed Executive Vice President and Chief Operating Officer in 1990.

     Antoine P. Sayour joined the Company as Chief Engineer in 1984. He is now Senior Vice President of the Company and President of the Fire Service Subsidiary.

     Jeffrey Cohen joined the Company as Vice President--Finance in September 1997. Prior to joining the Company, Mr. Cohen had been the Chief Financial Officer, for more than eight years, of an apparel manufacturing company headquartered in New Jersey.

     Orhan  Sadik-Khan  was elected a director of the Company in April 1993. Mr.
Sadik-Khan   serves   as   Chairman   of  New   England   Business   Group   and
Mideastonline.com. Mr. Sadik-Khan is also a Director of Imagine Tile.

     Ronald A. Levin, since 1991, has been a partner in the certified public accounting firm of Levin, Bartlett & Co., Franklin Lakes, New Jersey.

     Hilary B. Miller has been President of Stanger, Miller, Inc., since 1987. His company is a private investment firm located in Greenwich, Connecticut. Mr. Miller's term of office as a director expires at the Annual Meeting.

     Harry B. Levine has served as President of Levine Securities, Inc. for more than five years. His firm is a member of the New York Stock Exchange.

     There are no family relationships between any present director or officer and any other present director or officer.

     The Board of Directors of the Company has no standing committees.

     The Company is not aware of any Section 16(a) filing deficiencies.

                         COMPENSATION AND OTHER BENEFITS

     The following table sets forth certain information with respect to cash compensation paid or accrued by the Company, for services rendered to the Company during the Company's last three fiscal years, to each of the executive officers of the Company whose aggregate remuneration exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation


                                                                                          Long-Term Compensation
Name and Principal Position          Fiscal Year           Salary             Bonus       Options/SAR Awards
------------------------------------ --------------- ------------------- ---------------- -----------------------------

Paul Mendez                          1999                 $200,000           $123,809                -0-
Chairman and                         1998                  200,000             49,794                -0-
President                            1997                  200,000            184,031                -0-

Howard L. Kogen                      1999                 $145,000            $31,416                -0-
Chief Operating Officer/             1998                  140,000             19,313                -0-
Executive Vice President             1997                  138,000             47,186                -0-

Antoine J. Sayour                    1999                 $126,873            $21,465                -0-
Senior Vice President                1998                  122,955             13,201                -0-
                                     1997                  118,420             32,267                -0-

Jeffrey Cohen                        1999                  $98,077            $15,000                -0-
Vice President-Finance               1998                   52,135             15,000                -0-
                                     1997                       -0-                -0-               -0-




AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------


                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING
                                                                      UNEXERCISED
                                                                    OPTION/SAR'S AT          VALUE OF UNEXERCISED
                                 SHARES                                FY-END (#)        IN-THE-MONEY OPTIONS/ SAR'S
                                ACQUIRED           VALUE              EXERCISABLE/        AT FY-END ($) EXERCISABLE/
          NAME                ON EXERCISE         REALIZED           UNEXERCISABLE              UNEXERCISABLE
          ----                -----------         --------           -------------              -------------

Paul Mendez                       -0-                -0-              1,000,000/-0              $192,260/-0

Howard L. Kogen                   -0-                -0-             373,600/26,400              $95,316/$4,884

Antoine J. Sayour                 -0-                -0-             274,800/25,200              $68,538/$4,662

Jeffrey Cohen                     -0-                -0-             12,000/68,000                   $-0-/-0-



STOCK OPTIONS
-------------

     The Company adopted an Incentive and Non-Qualified Stock Option Plan (the "Plan") which provided for the granting of not more than 1,700,000 shares of Common Stock. The Plan is open to officers, directors and certain employees of the Company and will expire on April 30, 2008. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the

Board at the time each Option is granted but shall in no event exceed ten (10) years. Options for an aggregate of 1,154,000 shares of Common Stock at exercise prices ranging from $0.15 to $0.625 were outstanding under the Plan as of April 30, 1999.

     Included in the aggregate outstanding were options to purchase 40,000 shares at $.50 per share issued during the fiscal year ended April 30, 1999. No options were exercised during the fiscal year. No options expired during the fiscal year.

DIRECTORS' COMPENSATION AND SAR AWARDS
--------------------------------------

     Directors of the Company who are not also executive officers of the Company receive an annual retainer of $12,000 plus $1,000 for each Board meeting they attend. In addition, each director, other than Mr. Mendez, is granted the right to receive a cash payment equal to the increase in value of 40,000 shares of the Company's Common Stock from the date of their first election or appointment to the Board, and payable upon, the earliest to occur of various qualifying events. The Company may, at its sole option, defer payment for a maximum of 24 months from the date of a valid notice of exercise of these rights. The Company recorded a total liability of approximately $42,000 as of April 30, 1999 in respect of these rights.

     Concurrently with the execution of Mr. Mendez' Employment Agreement, and as additional consideration thereunder, Mr. Mendez and the Company entered into a stock appreciation rights agreement pursuant to which Mr. Mendez was granted the right to receive, in cash, the appreciation value (the "Appreciation Rights") with respect to 1,000,000 shares of Common Stock. The Appreciation Rights are exercisable in pro rata installments over a five-year period and have initial value prices ("base prices") as follows: 400,000 Appreciation Rights have a base price of $.125 per share; 200,000 Appreciation Rights have a base price of $.25 per share; 200,000 Appreciation Rights have a base price of $.50 per share; and 200,000 Appreciation Rights have a base price of $.75 per share. The Company recorded a total liability of approximately $192,000 as of April 30, 1999 in respect of these rights.

EMPLOYMENT AGREEMENTS
---------------------

     Mr. Mendez and the Company entered into an employment agreement (the "Mendez Employment Agreement") which provides, among other things, that Mr. Mendez, in consideration for his services as Chairman of the Board and Chief Executive Officer of the Company, will be paid a base salary at the rate of $200,000 per annum and incentive compensation equal to a percentage of the annual earnings, before interest and taxes (as adjusted by the Board of Directors for certain extraordinary and other non-recurring events and as more fully described in the Mendez Employment Agreement)("Adjusted EBIT") of the Company. Generally, Mr. Mendez will be entitled to receive an amount equal to 6% of Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is between $500,000 and $1 million and 8% of the Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is greater than $1 million. In addition, Mr. Mendez is entitled to participate, at no cost or expense to him, in all employee benefit programs maintained by the Company to the extent that such programs are available generally to executive officers, provided that the aggregate annual value to Mr. Mendez of such benefits does not exceed $37,000. To the extent that the aggregate value of such benefits does not exceed $37,000, Mr. Mendez may elect to receive the differential in cash or applied to other fringe benefits of his selection.

     The Mendez Employment Agreement also provides that Mr. Mendez' employment is terminated by him for "Good Reason"(as defined below) or by the Company without Mr. Mendez' consent and without Cause (as defined in the Mendez Employment Agreement) and not due to death or disability of Mr. Mendez, Mr. Mendez shall be entitled to receive (in addition to continuation of his executive benefits) his base salary for the greater of two full years from the date of termination or the remainder of the Mendez Employment Agreement and whatever incentive compensation he would otherwise been entitled to receive for the fiscal year during which his employment is terminated. Good Reason is defined as the occurrence, without Mr. Mendez' prior consent of (i) a reduction in rank or an assignment of duties materially inconsistent with Mr. Mendez' positions as Chairman of the Board and Chief Executive Officer of the Company, without any substantial failure of Mr. Mendez to perform such duties properly and effectively; (ii) a reduction by the Company in Mr. Mendez' annual base salary or a material reduction or elimination of his perquisites of office or a substantial reduction or elimination of his aggregate available employee benefits as in effect at December 31, 1992 or as the same may be increased from time to time; (iii) a change in the location at which Mr. Mendez' services are to be regularly performed to a location out of the 30-mile radius of the Empire State Building, New York, New York, without a comparable change for other executive officers of the Company, or any willful, material breach by the Company of any provision of Mr. Mendez' Employment Agreement not cured within a period of ten business days after receipt by the Company of written notice from Mr. Mendez of his intention to resign for Good Reason because of such breach; or
(iv) the merger or consolidation of the Company with or into any other entity as a result of which Mr. Mendez is reduced in rank or is assigned duties with the surviving entity that are materially inconsistent with his then present position(s) with the Company. In addition, the Mendez Employment Agreement provides that in the event of termination of Mr. Mendez' employment thereunder due to death or disability (as defined therein), the Company shall pay Mr. Mendez (or his estate, as the case may be) his annual base salary for one year following his termination of employment and whatever incentive compensation Mr. Mendez would otherwise been entitled to receive for the fiscal year during which his employment is terminated. The Mendez Employment Agreement expires on April 30, 2000.

     The Mendez Employment Agreement acknowledges Mr. Mendez' beneficial ownership and involvement in Multiplex and permits Mr. Mendez to devote reasonable periods of time to the business of Multiplex, provided that his involvement with Multiplex' business does not interfere with the performance of his duties and obligations under the Mendez Employment Agreement and that Mr. Mendez at all times complies with the guidelines for limiting conflicts of interest between the Company and Multiplex as previously adopted by the Board of Directors of the Company and accepted by Mr. Mendez.

     The Company entered into an extension of an employment agreement with Mr. Kogen effective May 1, 1999 and expiring April 30, 2000. In consideration of his services as Executive Vice President and Chief Operating Officer of the Company, Mr. Kogen (i) is to receive an annual salary of $155,000 effective May 1, 1999 and (ii) will receive a bonus based on the Operating Income of the Company. Mr. Kogen's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.

     The Company entered into an extension of an employment agreement with Mr. Sayour effective May 1, 1999 and expiring April 30, 2000. In consideration of his services as Senior Vice President of the Company, Mr. Sayour (i) is to receive an annual salary of $132,000 effective May 1, 1999 and (ii) will receive a bonus based on the Operating Income of the Company. Mr. Sayour's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.


                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS


     On June 21, 1995, the Company signed a Stock Purchase Agreement to purchase 1,072,988 shares of the Company's $.01 par Value Common Stock held by certain members of the family of the late George May at $.45 per share. Terms of the agreement provide for a cash payment in the amount of $174,448 and a five (5) year note in the amount of $308,397 bearing interest at 12% per annum. Interest is to be paid monthly. The principal is to be paid in five equal annual installments of $61,679. The Company's obligation under the note is collateralized by a pledge by the Company to the noteholder of 685,326 shares of the Company's Common Stock.

     This agreement was entered into because management believed it represented a good value for the Company. Taking into consideration the Company's financial condition and the thinly traded nature of the stock, management believes that the price paid for the stock was reasonable. The Board of Directors secured a fairness opinion from an independent investment banker supporting the fairness of the transaction from the Company's point of view.

     In September 1998, pursuant to an Option and Escrow Agreement, the Company repurchased from the May family an additional 536,494 shares of Common Stock and 536,494 shares of its Class A Common Stock (which were retired) at an agreed upon price of $.575 per share. A cash payment in the amount of $308,485 was paid and five, five-year notes, in the cumulative amount of $308,485, bearing interest at 11.5% per annum were issued. Principal payments on the notes will be made in five equal, cumulative installments of $61,697. Interest on the notes is

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

to be paid monthly. The notes are collateralized by the repurchased shares of the Company's Common Stock which are held in escrow.

     Multiplex Electrical Services, Inc. ("Multiplex"), which is owned by the family of Paul Mendez, is one of 70 distributors of the LSN 2000. During the fiscal year the Company had sales of approximately $184,000 to Multiplex. Sale of the products to Multiplex was on the same terms as other distributors. The Company also purchased approximately $55,000 of product and engineering services from Multiplex. The Company believes the terms and conditions of such transactions were fair and reasonable.

                                  ANNUAL REPORT

     All shareholders of record as of September 21, 1999 have either been sent or are concurrently being sent a copy of the Company's 1999 Annual Report to Shareholders for the fiscal year ended April 30, 1999 which contains audited financial statements of the Company for the fiscal years ended April 30, 1999 and 1998.

                 SHAREHOLDERS PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders who desire to submit proposals for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Shareholders of the Company must submit such proposals to the Secretary of the Company at the Company's principal office at 39-27 59th Street, Woodside, New York 11377 no later than April 27, 2000.

                                  OTHER MATTERS

     Pursuant to the Company's By-Laws, as amended, nominations or other business may be properly brought before an annual meeting by a shareholder provided that the shareholder gives timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting other than as set forth in this Proxy Statement and the time for such matters to be presented by shareholders expired on July 11, 1999. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

     The Company has selected Rothstein, Kass & Company, P.C., the Company's auditors for the fiscal year ended April 30, 1999, to continue as independent certified public accountants of the Company. Representatives of Rothstein, Kass & Company, P.C. are expected to attend the Meeting and will be available to respond to appropriate questions raised orally. Such representatives will also be given an opportunity to make a statement if they so desire.

     All of the costs and expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

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


     It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                                  PAUL MENDEZ
                                                  Chairman of the Board

September 23, 1999


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
                                                                      PROXY CARD

                                  FIRECOM, INC.
                ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 20, 1999

     The undersigned hereby appoints Paul Mendez and Howard L. Kogen, and each of them, proxies with powers of substitution each, for and in the name of the undersigned to vote all shares of stock of FIRECOM, INC., a New York corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1999 Annual Meeting of Shareholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of Meeting as stated below, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

     The undersigned acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement and Annual Report.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     1. Election of Class A Directors for all nominees listed below (except as indicated).

                               |  | FOR       |  | WITHHOLD AUTHORITY
                                --             --

          The nominees of the Board of Directors are:

              Paul Mendez, Peter Barotz and Richard G. Scurry, Jr.

          INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below:

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy, when properly executed and returned, will be voted "FOR" the election of the three named individuals as directors.

         Dated:
                ----------------------------------
                                                    Signature


                                                    Name


PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. IF THE STOCK IS REGISTERED IN MORE THAN ONE NAME, EACH JOINT OWNER SHOULD SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS IT APPEARS HEREON. ONLY AUTHORIZED OFFICERS SHOULD SIGN FOR A CORPORATION.


                                    PLEASE  SIGN,   DATE  AND  MAIL  THIS  PROXY
                                    IMMEDIATELY IN THE ENCLOSED ENVELOPE.



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